Exhibit 99.1

Vicor Unveils V-I Chip Bus Converters; Raises Bar for Power Density, Efficiency and Speed in Intermediate Bus Architecture Applications

    ANDOVER, Mass.--(BUSINESS WIRE)--May 12, 2003--Vicor Corporation (NASDAQ: VICR) today has introduced the first family of products based on its new V-I Chip ball grid array (BGA) surface mount (SMD) power component. The new family consists of 48V to 12V Bus Converter Modules
(BCM) for conventional Intermediate Bus Architecture (IBA) applications. The V-I Chip BCMs provide breakthrough performance relative to classic brick bus converters at a fraction of the cost.
    The V-I Chips (VICs) of Factorized Power, a disruptive technology recently launched by Vicor, can process up to 200 Watts in a small and light power BGA package. VICs are functional building blocks deployed as SMD components to create a flexible factorized power system. Conventional IBA applications are supported by narrow input range VIC models.
    The 200 Watt BCM Model B048K120T20 requires only 0.85 x 1.26 inch (21.5 x 32 mm) of board space, less than 1/3 the board area of intermediate bus converters in Quarter Brick style packages. Available in two mounting styles, it has an above-the-board height of only 4 mm (in-board mounting) or 6 mm (on-board mounting). Power density is 800 Watt/in3, five times better than Quarter Brick bus converters. And, unlike conventional switching regulator ICs, BCMs do not require external parts to perform their function. The B048K120T10, rated at 100 Watt, and B048K120T15, rated at 150 Watt, support lower power applications in the same VIC package.
    Efficiency exceeds 96% over a wide load range. The V-I Chip BGA power component is easily cooled through its Junction-to-Case and Junction-to-BGA thermal paths. The 100 Watt B048K120T10 requires no discrete heat sink in a typical application with 200 LFM of 55 deg.C air. The B048L120T20, with its optional integral pin fins, is capable of full load operation at 200 Watt with 300 LFM of 80 deg.C air.
    The V-I Chip BCMs have exceptional speed and transient performance, responding to 100% step load changes in less than 1 microsecond. BCMs reduce or eliminate the need for costly and life-limited tantalum or aluminum electrolytic bypass capacitors required to hold up the output of low frequency, low bandwidth bus converter bricks that are as much as 100 times slower, thus providing further savings in board space and total system cost.
    Employing a unique ZCS/ZVS topology with a fixed, multi-megahertz switching frequency, V-I Chip BCMs are relatively free of input and output noise, eliminating costly and bulky input filters.
    The V-I Chip BCM power component is designed for surface mounting and is compatible with standard re-flow soldering processes, as commonly utilized for 1 mm pitch BGA or other contemporary SMD packages, thus avoiding the separate through-hole soldering operation required of classic bricks.
    "V-I Chip BCMs provide unrivaled performance while significantly reducing the cost-per-Watt of power conversion, at both the component and system levels," said Andrew Hilbert, Senior Director of Product Marketing. "BCMs are the first V-I Chip products to incorporate an array of disruptive power conversion technologies which will supersede the power paradigm based on the DC-DC converter brick that Vicor pioneered in 1984. VICs will get bricks off the board."
    V-I Chip Bus Converter Modules are priced as low as 12 cents/Watt in OEM quantities and will be shipped in JEDEC trays or taped and reeled for automated pick and place. Delivery is 6 weeks A.R.O. Pre-assembled evaluation boards are available for $49 and will include the BCM of your choice. Please specify by suffixing the Model Number with "-EB".
    For a Data Sheet, a performance comparison and other information on the BCM, V-I Chips and Factorized Power Architecture, please visit the Vicor website at www.vicorpower.com. To order, contact Vicor Express at 800-735-6200 or e-mail vicorexp@vicr.com.

    This press release contains certain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by our use of the words "may," "will," "would," "should," "plans," "expects," "anticipates," "believes," "is designed to," "continue," "estimate," "project," "intend," and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. These risks and uncertainties include our ability to develop new products cost-effectively and our ability to decrease manufacturing costs, as well as those risks and uncertainties identified in the Company's Annual Report on Form 10-K. The risk factors contained in the Annual Report on Form 10-K may not be exhaustive. Therefore, the information contained in that Form 10-K should be read together with other reports and documents that the Company files with the SEC from time to time, which may supplement, modify, supersede or update those risk factors.

    CONTACT: Technical Contact :
             Vicor Corporation
             Andrew Hilbert, Senior Director, Product Marketing
             978/749-3292
             or
             Editorial Contact :
             Vicor Corporation
             Iris Kimber, Strategic Marketing Manager
             978/749-3396
             ikimber@vicr.com